UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 Commission File No.)	52-2137343 (IRS Employer (Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales Of Equity Securities.
Signatures

Item 3.02 Unregistered Sales Of Equity Securities.
On July 3, 2007, SPCP Group, LLC and SPCP Group III LLC completed partial exercises of warrants, dated as of April 11, 2006 (the “Warrants”), held by each entity for the purchase of 378,900 and 126,300 shares of common stock of NaviSite, Inc. (the “Company”), respectively. The exercise price paid upon exercise of the Warrants was $0.01 per share for a total of $5,052.00, which has been received by the Company. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of the shares issuable upon exercise of the Warrants.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	NaviSite, Inc.
	By:	/s/ Monique Cormier
Monique Cormier
General Counsel and Secretary